Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
Hungarian Telephone and Cable Corp.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Hungarian Telephone and Cable Corp. of our report dated March 27, 1995, relating to the consolidated financial statements of Hungarian Telephone and Cable Corp. and subsidiaries for the year ended December 31, 1994 appearing in its Annual Report on Form 10-K for the year ended December 31, 1996.



BDO Seidman, LLP



New York, New York
June 23, 1997